Exhibit 21

                         Subsidiaries of the Registrant

Legal Name of Entity                                 Jurisdiction of Organization       Ownership Interest
Indian River Banking Company (Registrant)

         Indian River National Bank                           United States                      100%
                  Indian River Real Estate LLC                Florida                            100%

         Indian River Title Company, LLC                      Florida                            100%